SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 25, 2005


                               THE AES CORPORATION
             (Exact name of Registrant as specified in its charter)


       Delaware                                      001-12291                          54-1163725
(State or other jurisdiction)               (Commission file number)                    (I.R.S. employer
      of incorporation)                                                                 identification no.)

                        4300 Wilson Boulevard, Suite 1100
                               Arlington VA. 22203
               (Address of principal executive offices) (Zip Code)

                                 (703) 522-1315
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))




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Item 1.01         Entry into a Material Definitive Agreement.

This Form 8-K is to describe ordinary course named executive officer compensation actions taken by the Compensation Committee (the "Committee") of the Board of Directors of The AES Corporation (the "Board") as ratified and approved by the Board.

On February 24, 2005, the Committee took the following actions with respect to the compensation of the Company's named executive officers (as defined in Regulation S-K item 402(a)(3)) and such actions were approved by the Board and effective as of February 25, 2005:

------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
                                                                                   2005                            2005
                                                                                   Restricted                      Long-Term
                                                                                   Stock Unit    2005 Option       Performance
Executive Officer                                  2005 Salary   2004 Bonus2       Grant3        Grant4            Units Grant5
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
Paul T. Hanrahan                                 $871,000        $1,500,000       73,617         97,977            2,250,000
President and Chief Executive Officer
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
Barry J. Sharp                                   520,0001        600,000          31,083         41,376           950,000
Executive Vice President and
   Chief Financial Officer
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
John R. Ruggirello                               480,000         500,000          26,175         34,843           800,000
Executive Vice President and
   Chief Operating Officer
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
Joseph C. Brandt                                 480,000         700,000          29,856         39,743           912,500
Executive Vice President and
   Chief Operating Officer
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------
William R. Luraschi                              430,000         470,000          24,539         32,666           750,000
Executive Vice President and General
   Counsel
------------------------------------------------ --------------- ---------------- -------------- ---------------- ----------------


1.       No increase for 2005.

2. Annual bonuses to be paid to named executive officers in 2005 for performance during 2004 were based on 2004 performance in the following areas: 40 percent on business or corporate cash flow targets, 25% on performance improvement targets, 25% on achievement of individual objectives and 10% on safety performance.

3. Pay out will occur if the Total Stockholder Return ("TSR") on AES common stock exceeds the TSR of the Standard and Poor's 500 ("S&P 500") over the three-year measurement period beginning on January 1, 2005 and ending on December 31, 2007. If this criterion were met, the actual payout of the Restricted Stock Units would occur in 2010. In situations where the TSR of both AES and the S&P 500 exhibit a gain over the measurement period, the Compensation Committee has the discretion under certain circumstances, but is not required, to waive the requirement that the TSR of AES stock exceed the TSR of the S&P 500.

4. Each stock option has an exercise price of $16.81 representing the closing price of a share of AES common stock on the NYSE composite tape on the date of grant. The options will vest in three-equal installments on each anniversary following the date of grant.

5. On February 25, 2005, the Board approved Long-Term Performance Unit awards to the named executive officers. Each Long Term Performance Unit will have an initial value of $1 and will be valued at the end of the three year performance period beginning on January 1, 2005 and ending on December 31, 2007 from $0 to $2.00 depending upon the Company's actual performance over the performance period as measured by "Cash Value Added" ("CVA"). Any pay out of the Long Term Performance Units will be paid in cash to the holder. CVA is equal to the sum of subsidiary operating cash flow minus a charge for incremental capital used by AES businesses, adjusted for subsidiary ownership percentage.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            THE AES CORPORATION

Date: March 3, 2005                         By: __________________________
                                                Name:    Brian A. Miller
                                                Title:   Deputy General Counsel